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                                                               Exhibit (a)(1)(F)

                               OFFER TO PURCHASE FOR CASH
                         ALL OUTSTANDING SHARES OF COMMON STOCK

                                AND CLASS A COMMON STOCK
[SPARK LOGO]
                                           OF

                              GLOBALNET FINANCIAL.COM, INC.
                                           AT
                      $0.36 AND $0.036 NET PER SHARE, RESPECTIVELY,
                                           BY
                              GLOBALNET ACQUISITIONS INC.,
                              A WHOLLY OWNED SUBSIDIARY OF

                                   NEWMEDIA SPARK PLC

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
     NEW YORK CITY TIME, ON AUGUST 22, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                   July 25, 2001

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated July 25, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by GlobalNet Acquisitions Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of NewMedia SPARK plc, a company organized under the laws of England and Wales ("Parent"), to purchase all outstanding shares of common stock (the "Common Shares") and class A common stock (the "Class A Shares"), par value $.001 per share, together with the rights to purchase the Series A Junior Participating Preferred Stock and the Series B Junior Participating Preferred Stock pursuant to the Rights Agreement dated July 19, 2001 between the Company (as defined below) and the Bank of New York, as Rights Agent (together, the "Shares"), of GlobalNet Financial.com, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company from the Chairman of the Company accompanied by the Company's Solicitation/ Recommendation Statement on Schedule 14D-9.

     We (or our nominees) are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

     We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.
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     Your attention is directed to the following:

          1. The purchase price for each Common Share and each Class A Share is $0.36 and $0.036, respectively, per share net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company has approved and adopted the Merger Agreement (as defined below) and the transactions contemplated thereby and determined that the Offer and the Merger (as defined below) are advisable and fair to and in the best interests of the Company and its stockholders. Accordingly, the Board of Directors of the Company recommends that the stockholders tender their Shares in the Offer.

          4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of June 15, 2001, as amended by the First Amendment to Agreement and Plan of Merger dated as of July 17, 2001, among Parent, the Purchaser and the Company, pursuant to which, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company with the Company surviving the merger as a wholly owned indirect subsidiary of Parent (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares owned by Parent, the Purchaser or the Company or any subsidiary of Parent or the Company or by stockholders, if any, who are entitled to and properly exercise appraisal rights under Delaware Law) will be converted into the right to receive the price per Share paid pursuant to the Offer in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

          5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 22, 2001 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

          6. The Offer is conditioned upon, among other things, there being validly tendered and not validly withdrawn prior to the Expiration Date that number of Shares that would represent at least fifty one percent total combined voting power of the Company on a fully diluted basis on the date of purchase.

          7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

          8. Tendering stockholders will not be obligated to pay brokerage fees or commissions, to the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 30.5% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

          Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

          If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE

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     TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION
     DATE.

          Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by The Bank of New York (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase) with respect to such Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in
     Section 2 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

          The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares. The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Tender Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of that jurisdiction.

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                                INSTRUCTION FORM

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
       ALL OUTSTANDING SHARES OF COMMON STOCK AND CLASS A COMMON STOCK OF
                         GLOBALNET FINANCIAL.COM, INC.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of GlobalNet Acquisitions Inc., dated July 25, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of common stock and class A common stock, par value $.001 per share (the "Shares"), of GlobalNet Financial.com, Inc., a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

Number of Shares to be Tendered(1):

------------------------------ Shares of Common Stock

------------------------------ Shares of Class A Common Stock

                      SIGN HERE


Signature(s)
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Please type or print name(s)
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Please type or print address(es)
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Area Code and Telephone Number
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Taxpayer Identification or Social Security No.
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Dated:
------------------, 2001

(1) Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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